UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2011

UNIVERSAL AMERICAN SPIN CORP.*

* The Registrant expects to change its name to Universal American Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35149	27-4683816
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Six International Drive, Suite 190

Rye Brook, New York  10573

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sales of Equity Securities.

On April 26, 2011, Universal American Corp. (“UAM”), the parent of Universal American Spin Corp. (the “Company”), and UAC Holding Inc., a wholly-owned subsidiary of UAM (together with UAM, the “Sellers”), entered into a Stock Purchase Agreement to sell 1,600,000 shares of Series A Mandatorily Redeemable Preferred Stock to be issued by the Company, par value $0.01 per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $40 million.  The sale of the shares of Series A Preferred Stock by the Sellers is conditioned upon the satisfaction or waiver of all of the conditions to the closing of UAM’s sale of its Medicare Part D business (the “Part D Transaction”) to CVS Caremark Corporation (“CVS Caremark”) set forth in the Agreement and Plan of Merger, dated December 30, 2010, by and among UAM, CVS Caremark and Ulysses Merger Sub, L.L.C., as amended on March 30, 2011 (the “CVS Agreement”).  The issuance by the Company, and the subsequent sale by the Sellers, of the shares of Series A Preferred Stock is expected to occur on April 29, 2011.

Dividends on the Series A Preferred Stock are cumulative from the date of original issue and will be payable quarterly in arrears on the 30th day of January, April, July and October of each year, commencing July 2011, when, as and if declared by the Company’s board of directors.  Dividends will be payable out of amounts legally available therefor at a rate equal to 8.50% per annum of the stated liquidation preference.

At the sixth anniversary of the date of the issuance of the Series A Preferred Stock, the Series A Preferred Stock will be redeemed in whole, out of amounts legally available therefor, at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared.

The  proceeds from the sale of the Series A Preferred Stock by the Sellers will be used to pay a portion of the existing indebtedness of UAM at the closing of the Part D Transaction, thereby increasing the cash payment to UAM’s shareholders.  The Company will not receive any proceeds from the sale of the Series A Preferred Stock by the Sellers.

The shares of Series A Preferred Stock will be completed through a private placement to the purchasers as accredited investors and pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2011

UNIVERSAL AMERICAN SPIN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: Vice President and Secretary